Exhibit 99.1
Press Release
For Immediate Release
Contact: Christopher D. Myers
President and CEO
(909) 980-4030
CVB FINANCIAL ANNOUNCES COMMENCEMENT OF COMMON
STOCK OFFERING
Ontario, CA (July 20, 2009)—CVB Financial Corp. (NASDAQ: CVBF), the parent company of wholly owned subsidiary Citizens Business Bank, today announced that it has commenced an offering of approximately $115 million of its common stock in an underwritten public offering through Keefe, Bruyette & Woods and Sandler O’Neill + Partners, L.P. The Company intends to grant the underwriters a 30 day option to purchase up to an additional 15% of the common stock sold in the offering to cover over-allotments, if any.
Subject to approval from the U.S. Treasury and banking regulators, CVB intends to use the proceeds from the offering toward the redemption of the preferred stock and the repurchase of warrants sold to the U.S. Treasury Department as part of the Capital Purchase Program. The U.S. Treasury purchased $130 million of preferred stock from CVB on December 5, 2008.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus, copies of which may be obtained from Keefe Bruyette & Woods, Equity Capital Markets, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, (800) 966-1559 or Sandler O’Neill + Partners, L.P., Attention: Syndication Department, 919 Third Avenue, 6th Floor, New York, NY 10022, (212) 466-7800.
Corporate Overview
CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California. It serves 39 cities with 41 business financial centers and 5 commercial banking centers in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California. Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF.

Safe Harbor
Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic conditions and events and the impact they may have on us and our customers; ability to attract deposits and other sources of liquidity; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; a prolonged slowdown in construction activity; changes in the financial performance and/or condition of our borrowers; changes in the level of non-performing assets and charge-offs; ability and consent to repurchase our securities issued to the U.S. Treasury pursuant to its Capital Purchase Program; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, executive compensation and insurance) with which we and our subsidiaries must comply; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, or the effects of pandemic flu; the timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowing and savings habits; technological changes; the ability to increase market share and control expenses; changes in the competitive environment among financial and bank holding companies and other financial service providers; continued volatility in the credit and equity markets and its effect on the general economy; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, management, compensation and benefit plans; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; our success at managing the risks involved in the foregoing items and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2008, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.